UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

United States	0-51093	22-3803741
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey		07004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Shareholders of Kearny Financial Corp. (the “Company”) was held on October 30, 2014. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement. Of the 67,375,247 shares outstanding and entitled to vote, 63,985,004 shares were present at the meeting in person or by proxy. The final results of the shareholder vote are as follows:

1.	Election of directors

	For	Withhold	Broker Non-Votes
Theodore J. Aanensen	61,082,613	354,261	2,548,130
Joseph P. Mazza	61,076,458	360,416	2,548,130
John F. Regan	61,268,422	168,452	2,548,130

2.	The ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2015

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
63,857,918	70,290	56,796	—

3.	An advisory, non-binding resolution to approve the Company’s executive compensation as described in the Proxy Statement

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
61,050,010	253,856	133,007	2,548,131

Item 8.01	Other Events

On October 31, 2014, the Company issued a press release announcing the results of its 2014 Annual Meeting of Shareholders. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: October 31, 2014	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer